UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):
October 24, 2017
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QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-12537 (Commission File Number)	95-2888568 (IRS Employer Identification Number)

18111 Von Karman, Suite 800
Irvine, California 92612
(Address of Principal Executive Offices)
(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2017, the Compensation Committee of the Board of Directors of Quality Systems, Inc. (the “Company”) approved stock option awards for four of the Company’s executive officers in the following amounts:

•	John R. “Rusty” Frantz, President and Chief Executive Officer: 460,000 options

•	James R. Arnold, Jr., Executive Vice President and Chief Financial Officer: 175,000 options

•	David A. Metcalfe, Executive Vice President and Chief Technology Officer: 140,000 options

•	Scott E. Bostick, Executive Vice President and Chief Operating Officer: 140,000 options

The stock options will have a grant date of October 31, 2017, which is the first day of the next open trading window period after approval, in accordance with the Company’s insider trading policy. The stock options will have an exercise price equal to the closing price of the Company’s shares on the date of grant. The stock options will vest in four equal, annual 25% installments commencing on the one year anniversary of the date of grant, and will have a term of eight years from the date of grant. The stock options will be subject to the terms and conditions of the Company’s Amended 2015 Equity Incentive Plan and will be evidenced by the Company’s standard award agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2017	QUALITY SYSTEMS, INC.
	By:	/s/ James R. Arnold
James R. Arnold
Chief Financial Officer